UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2016

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36061	46-2346314
(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2016 annual meeting of stockholders of Benefitfocus, Inc. (the “Company”), stockholders approved a proposal for the Benefitfocus, Inc. 2016 Employee Stock Purchase Plan (the “Plan”) pursuant to which 150,000 shares (subject to adjustment as described in the Plan) of the Company’s common stock is available for purchase by its employees (and employees of any of its subsidiaries) who meet certain criteria. The Company’s board of directors approved the Plan on March 24, 2016, subject to stockholder approval.

You can find a summary of the principal features of the Plan in the definitive proxy statement for the Company’s 2016 annual meeting of stockholders, filed with the SEC on April 22, 2016, under the heading “Proposal Two – Approval of the Benefitfocus, Inc. 2016 Employee Stock Purchase Plan” . The summary of the Plan contained in the proxy statement is qualified in its entirety by the full text of the Plan, filed as Exhibit A to the proxy statement and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2016 annual meeting of stockholders on June 3, 2016. At the meeting, stockholders elected two Class III directors to the Company’s board of directors for a three-year term expiring in 2019, or until their successors have been elected and qualified, based on the following votes:

Members	For	Withheld	Broker Non-Votes
Douglas A. Dennerline	22,349,056	4,961,368	None
Francis J. Pelzer V	21,809,290	5,501,134	None

At the meeting, stockholders also approved the Plan. The vote for this proposal was 27,284,139 shares for, 25,302 shares against, 983 shares abstaining, and no broker non-votes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.27	Benefitfocus, Inc. 2016 Employee Stock Purchase Plan (Exhibit A to the Company’s definitive proxy statement, filed with the SEC on April 22, 2016 and incorporated by reference herein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: June 7, 2016	/s/ Raymond A. August
Raymond A. August, President and Chief Operating Officer